Exhibit 10.2

STOCK PURCHASE AGREEMENT

AMONG

HALCYON JETS HOLDINGS, INC.

HALCYON JETS, INC.

AND

HALCYON JETS ACQUISITION GROUP,  LLC

Dated: July 1, 2009

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made as of July 1, 2009 (the “Agreement”), among Halcyon Jets Acquisition, Group, LLC., a limited liability company existing under the laws of the State of New Jersey (the “Purchaser”), Halcyon Jets, Inc., a corporation existing under the laws of the State of New Jersey (“Halcyon”), and Halcyon Jets Holdings, Inc., a corporation existing under the laws of the State of Delaware corporation (“Holdings” or the “Seller”).

RECITALS:

WHEREAS, Halcyon is in the business of providing brokerage services to the private aviation industry outsourced patient assistance program under the brand name “Halcyon”  (the "Business"); and

WHEREAS, Holdings is the sole shareholder of Halcyon; and

WHEREAS, Purchaser wishes to purchase from Holdings, and Holdings wishes to sell, assign and transfer to Purchaser, all of the outstanding stock of Halcyon, and Purchaser also  has agreed to assume the Assumed Liabilities;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
SALE OF STOCK

1.1 Sale of Stock.

On the Closing Date (as defined in Section 3.1), upon the terms and subject to the conditions contained herein, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, all of the issued and outstanding shares of Halcyon (the "Shares"):

Subject to the terms and conditions of this Agreement, at the Closing, the Shares shall be transferred to the Purchaser free and clear of all liabilities, obligations, liens and encumbrances excepting only Assumed Liabilities.

1.2 Assumption of Certain Liabilities.

Subject to the terms and conditions hereof, on the Closing Date, Purchaser shall assume and agree to pay, perform and discharge in a timely manner, only the following liabilities and obligations of the Seller (the "Assumed Liabilities"):

(a) all liabilities and obligations of Seller relating to any and all pending or threatened claims or litigation in which Seller is or may be involved, including without limitation the pending matters listed on a schedule of such litigation to be prepared by Seller on the Closing Date; and

(b) all liabilities and obligations arising out of or relating to any of the assets and business of Halcyon, including any guarantees by Seller, which arise before, on or after the Closing Date; and

(c) any liabilities, debts and other obligations of the Seller at Closing, inlcuding under any contracts, agreements or leases existing at or before the Closing Date, whether as guarantor, co-contracting party with Halcyon, or in any other manner.

ARTICLE II
PURCHASE PRICE

2.1 Amount of Purchase Price.

The purchase price for the Shares (the “Purchase Price”) shall be One Hundred Thousand Dollars ($100,000) payable by the Purchaser's promissory note (the “Note”) payable to the Seller in the form of Exhibit A to this Agreement. The Note shall bear interest at the rate of two percent (2%) per year and be payable interest only annually, with the principal due on the tenth (10th) anniversary of the Closing Date.

2.2 Transfer Taxes.

Purchaser will pay to the appropriate taxing authority all transfer, documentary, sales, use, value-added, registration and other similar taxes (including, without limitation, all applicable gains taxes) with respect to the sale and transfer of the Shares, and any penalties, interest and additions to taxes with respect thereto due and payable as a result of the consummation of the transactions contemplated by this Agreement.

ARTICLE III
CLOSING AND TERMINATION

3.1 Closing Date.

Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the "Closing") shall take place at the New York office of the Seller (or at such other place as the parties may designate in writing) on such date as the Seller and the Purchaser may designate. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

3.2 Deliveries to Purchaser by Seller.

At the Closing, Seller will deliver to Purchaser the following:

(a) a stock power, duly endorsed for transfer, with respect to the Shares;

(b) copies of Seller's resolutions and other proceedings taken authorizing the execution, delivery and performance of this Agreement and all actions necessary or desirable hereunder, certified by the appropriate officer of Seller;

3.3 Deliveries to Seller by Purchaser.

At the Closing, Purchaser will deliver to Seller the following:

(a) the promissory Note for the purchase price of the Shares, guaranteed as provided herein;

(b) the indemnifications provided for in Article VII.

(c)           written assumptions of the debts and obligations of Seller.

3.4 Termination of Agreement.

This Agreement may be terminated prior to the Closing as follows:

(a) At the election of the Seller or the Purchaser on or after July 31, 2009, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

(b) by mutual written consent of the Seller and the Purchaser; or

(c) by the Seller or the Purchaser if there shall be in effect a final non-appealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence).

3.5 Procedure Upon Termination.

In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 3.4 of this Agreement, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Assets under this Agreement shall be abandoned, without further action by the Purchaser or the Sellers. If this Agreement is terminated as provided above, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution hereof, to the party furnishing the same.

3.6 Effect of Termination.

In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, or the Seller; provided, further, however, that nothing in this Section 3.6 shall relieve the Purchaser or Seller of any liability for a breach of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER

Seller hereby represents and warrants to the Purchaser that:

4.1 Organization and Good Standing of the Seller.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above. Except as otherwise provided herein, the Seller is not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have an adverse effect on the business of the Seller.

4.2 Authority.

(a) The Seller has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets, except where the failure to have such permits and licenses would not have a material adverse effect on the Seller’s business or operations (“Material Adverse Effect”).

(b) The execution of, and the transactions contemplated by, this Agreement have been, or will be prior to Closing, duly authorized by the Seller's Board of Directors.

(c) Subject to any consents required under Section 4.3 below, the Seller has the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms.

(d) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Seller is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of Holdings, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on r the Seller in any way, except where such would not have a Material Adverse Effect.

4.3 Consents.

No consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the business currently conducted by Halcyon can be conducted by it in the same manner after the Closing as heretofore conducted by Halcyon, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of or to the Seller, except where the failure of any of the foregoing would not have a Material Adverse Effect.

4.4           Broker.

Seller has not retained any broker in connection with any transaction contemplated by this Agreement.  Seller shall not be obligated to pay any fee or commission associated with the retention or engagement by the Seller of any broker in connection with any transaction contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1 Organization and Good Standing.

The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey.

5.2 Authority.

The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary limited liability company action on the part of the Purchaser.

5.3 Conflicts; Consents of Third Parties.

(a) The execution and delivery of this Agreement, the acquisition of the Assets by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Formation or Operating Agreement of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

(b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the compliance by Purchaser with any of the provisions hereof.

5.4 Litigation.

There are no legal proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

5.5 Broker.

The Purchaser has not retained any broker in connection with any transaction contemplated by this Agreement. Seller shall not be obligated to pay any fee or commission associated with the retention or engagement by the Purchaser of any broker in connection with any transaction contemplated by this Agreement.

5.6 Liabilities and Litigation of Halcyon.

Purchaser acknowledges and agrees that there is pending litigation in which Halcyon is involved, is fully aware of the nature and extent of the litigation, and undertakes, covenants and agrees to cause Halcyon to continue to defend, pursue and resolve such litigation, with no cost, exposure, risk or involvement of Seller.  Purchaser also understands and agrees that Seller is also a named party in the pending litigation, and Purchaser expressly assumes all loss, liability and risk of such litigation, and further expressly assumes all other debt, liabilities and claim of and against Seller by any party.

ARTICLE VI
CONDITIONS TO CLOSING

6.1 Conditions Precedent to Obligations of the Purchaser.

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of the Seller contained herein shall be true and correct as of the date hereof;

(b) all representations and warranties of the Seller contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(c) the Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

(d) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Seller certifying as to the fulfillment of the conditions specified in Sections 6.1(a), 6.1(b) and 6.1(c) hereof;

(e) there shall not have been or occurred any Material Adverse Change;

(f) the Seller shall have obtained all consents and waivers referred to in Section 4.3 hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement;

(g) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(h) the name of the Seller shall have been changed to a name that do not include the word “Halcyon”;

(i) the shareholders of Seller shall have approved this Agreement and the transactions contemplated by this Agreement; and

6.2 Conditions Precedent to Obligations of the Seller.

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

(b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(d) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c);

(e) the shareholders of Seller shall have approved this Agreement and the transactions contemplated by this Agreement;

(f) the Seller shall have received the written resignations of each officer and director of the Seller; and

(g) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Selleror the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

(h) Seller shall have received the Note and the Indemnification.

ARTICLE VII
INDEMNIFICATION

7.1 Indemnification.

(a) Subject to Section 7.2 hereof, the Purchaser and Gregory D. Cohen hereby agree to indemnify and hold the Seller, and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the " Indemnified Parties") harmless from and against:

(i) any and all liabilities of the Seller of every kind, nature and description, absolute or contingent, existing as against the Seller prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date;

(ii) subject to Section 7.2, any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 5 of this Agreement, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct in all respects as of the date made;

(iii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement;

(iv) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

(b) Subject to Section 7.2, the Seller hereby agrees to indemnify and hold the Purchaser and their respective Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

(i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the shareholders of Alliance Network Communications, Inc. (the “Shareholders”) in that certain Share Exchange Agreement (the “Exchange Agreement”) of even date herewith between Holdings and the Shareholders to be true and correct as of the date made;

(ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Shareholders under the Exchange Agreement; and

(iii) any and all Expenses incident to the foregoing.

7.2 Limitations on Indemnification for Breaches of Representations and Warranties.

An indemnifying party shall not have any liability under Section 7.1(a), other than 7.1(a)(i), or Section 7.1(b) above unless the aggregate amount of Losses and Expenses to the indemnified parties finally determined to arise thereunder exceeds $5,000 (the “Basket”) and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of $5,000 (the “Deductible”).

7.3 Indemnification Procedures.

(a) In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 7.1 hereof (regardless of the Basket or the Deductible referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party.  The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so.  If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills.  If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

ARTICLE VIII
MISCELLANEOUS

8.1 Payment of Sales, Use or Similar Taxes.

All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Purchaser.

8.2 Survival of Representations and Warranties.

The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto shall terminate unless within twenty four (24) months after the Closing Date written notice of such claims is given to the Seller or such actions are commenced. Nothing in this Section 8.2 shall limit or otherwise affect the indemnification of Section 7.1(a)(i).

8.3 Expenses.

Except as otherwise provided in this Agreement, the Purchaser shall bear the expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Seller bear any of such costs and expenses.

8.4 Specific Performance.

The Seller acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Seller under this Agreement, including, without limitation, the Seller’s obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith, so long as Purchaser has otherwise complied with all of its undertakings, warranties, indemnifications and representations contained herein. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

8.5 Further Assurances.

The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

8.6 Submission to Jurisdiction; Consent to Service of Process.

(a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.10.

8.7 Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.8 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8.9 Headings.

The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

8.10 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(a)	Holdings and the Seller:

Halcyon Jets Holdings, Inc.
336 West 37th Street
Eighth Floor
New York, New York 10018

Copy to:

W. Raymond Felton
Greenbaum, Rowe, Smith & Davis LLP
P.O.Box 5600
99 Wood Avenue South
Woodbridge, New Jersey 07095

(b)	Purchaser:
18 Hearthstone Terrace
Livingston, New Jersey 07039

Copy to:

David Schrader, Esq.
Schrader & Schoenberg, LLP
711 Third Avenue
New York, New York 10017

8.11 Severability.

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

8.12 Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

[Signature page follows]

HALCYON JETS HOLDINGS, INC.

By:	/s/ Jan E. Chason
Name: Jan E. Chason
Title: Chief Financial Officer

HALCYON JETS, INC.

By:	/s/ Jan E. Chason
Name: Jan E. Chason
Title: Chief Financial Officer

HALCYON JETS ACQUSITION GROUP, LLC

By:	/s/
Name: Gregory D. Cohen
Title: Managing Director

AS TO ARTICLE VII ONLY:

By:	/s/ Gregory D. Cohen
Name: Gregory D. Cohen